UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2022

Infinite Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41087	98-1593937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Fifth Avenue, 15th Floor New York, New York	10151
(Address of principal executive offices)	(Zip Code)

(212) 644-4200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	NFNT.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	NFNT	New York Stock Exchange
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	NFNT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, James Rosenstock notified the board of directors (the “Board”) of Infinite Acquisition Corp. (the “Company”) on June 13, 2022 of his resignation as Chief Financial Officer of the Company. The resignation became effective on August 15, 2022 and Mr. Rosenstock now serves as a Special Advisor to the Company. Mr. Rosenstock’s resignation was not the result of any disagreements with the Board or management of the Company and he is resigning to pursue other professional opportunities.

On August 15, 2022, the Board appointed David Farber as new Chief Financial Officer (principal accounting and principal financial officer) of the Company, effective immediately.

Mr. Farber jointed LionTree LLC (“LionTree”) in January 2018 and serves as the Finance Director of LionTree since December 2020. In this role, Mr. Farber leads the firm on financial matters related to all aspects of LionTree’s business. Prior to LionTree, Mr. Farber worked at Avenue Capital Group from July 2013 to January 2018, focusing on domestic and international fund structuring and compliance. He began his career at Ernst & Young LLP in July 2010 where he consulted high profile clients including Goldman Sachs Group Inc. and The Tudor Group Inc. Mr. Farber is a CPA in the State of New York and holds a Bachelor of Science degree in accounting as well as a Master of Business Administration in Finance from Binghamton University.

Mr. Farber will not be compensated by the Company for his services as a Chief Financial Officer and he has not entered into an employment agreement with the Company. In connection with this appointment, Mr. Farber is expected to enter into an Indemnity Agreement and a Letter Agreement with the Company on the same terms as the Indemnity Agreements and Letter Agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

Other than the foregoing, Mr. Farber is not party to any arrangement or understanding with any person pursuant to which he was appointed as an officer, nor is either party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company. There are no family relationships between Mr. Farber and any of the Company’s directors and executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2022

INFINITE ACQUISITION CORP.

By:	/s/ Rich Kleiman
Name:	Rich Kleiman
Title:	Co-Chief Executive Officer